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As filed with the Securities and Exchange Commission on January 14, 2009

Registration No. 333-156117

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUSORO MINING LTD.
(Exact name of Registrant as specified in its charter)

British Columbia (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Suite 2164 – 1055 Dunsmuir Street
Four Bentall Centre
Vancouver, BC V7X 1B1
Tel (604) 632-4044
(Address and telephone number of Registrant's principal executive offices)

Gersten Savage LLP
600 Lexington Avenue
9th Floor
New York, NY 10022
(212) 752-9700
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

John H. Riley, Esq. Gersten Savage LLP 600 Lexington Avenue 9th Floor New York, NY 10022 (212) 752-9700	Jonathan A. Van Horn, Esq. Dorsey & Whitney LLP Suite 1500 50 South Sixth Street Minneapolis, MN 55402 (612) 340-2600	Michael Kennedy Anfield Sujir Kennedy & Durno Barristers & Solicitors 1600 – 609 Granville Street Pacific Centre, Vancouver, B.C., V7Y 1C3 (604) 669-1322

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below).
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Shares	224,321,763	$67,296,528.90	$2,644.75(3)

(1)
Represents the maximum number of Rusoro Mining Ltd. ("Rusoro") common shares estimated to be issuable upon consummation of the exchange offer for all of the outstanding Class A common shares ("Gold Reserve Shares") and equity units ("Gold Reserve Equity Units") of Gold Reserve Inc. ("Gold Reserve").

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with General Instruction II.H to Form F-10. The proposed maximum offering price is equal to the product of (i) $0.30, which is the average of high and low sale prices of Gold Reserve Class A Common Shares as reported on the New York Stock Exchange Alternext US LLC, the principal trading market for Gold Reserve Class A Common Shares, on December 11, 2008, and (ii) the sum of 74,072,185, which is the estimated number of Gold Reserve Class A Common Shares outstanding as of November 12, 2008 (assuming full conversion or exercise, prior to the Expiry Time of the Offer period, of all outstanding and exercisable options and convertible Gold Reserve Notes for or into Gold Reserve Class A common shares), and 701,736, which is the estimated number of Gold Reserve Equity Units outstanding as of November 12, 2008, multiplied by (iii) the exchange ratio of 3 Rusoro common shares for each Gold Reserve Share and Gold Reserve Equity Unit.

(3)
Previously paid.

 PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Item 1.    Home Jurisdiction Document.

        This Amendment No. 3 to the registration statement on Form F-10 (the "Registration Statement") is filed by Rusoro Mining Ltd., a corporation existing under the Business Corporations Act (British Columbia) ("Rusoro" or the "Registrant").

        This Amendment No. 3 amends and supplements the Registration Statement relating to the offer by Rusoro to purchase all of the issued and outstanding Class A common shares (the "Gold Reserve Shares") of Gold Reserve Inc. ("Gold Reserve") and all of the issued and outstanding equity units (the "Gold Reserve Equity Units" and together with the Gold Reserve Shares, the "Gold Reserve Equity") together with the associated rights (the "SRP Rights") issued under the Shareholder Rights Plan of Gold Reserve, and including any Gold Reserve Equity that may become issued and outstanding after the date of the Offer but prior to the expiry time of the Offer, upon the conversion, exchange or exercise of any securities of Gold Reserve (other than SRP Rights) that are convertible into or exchangeable or exercisable for Gold Reserve Equity (the "Offer"). The Offer is subject to the terms and conditions set forth in Rusoro's Offer to Purchase and Circular dated December 15, 2008, as amended by the Corrected Offer to Purchase and Circular dated December 15, 2008, which was previously filed as Exhibit 1.4 to the Registration Statement (the "Offer and Circular") and related Letter of Transmittal and Notice of Guaranteed Delivery, copies of which were previously filed as Exhibits 1.2 and 1.3, respectively, to the Registration Statement.

        The information set forth in the Offer and Circular, including all schedules, exhibits and annexes thereto, is hereby expressly incorporated by reference in response to all items of information required to be included in, or covered by, a registration statement on Form F-10 and is supplemented by the information specifically provided herein.

        Capitalized terms used herein and not defined herein have the respective meaning assigned to such terms in the Offer and Circular.

        The Offer and Circular is hereby amended as follows:

i.      NOTICE TO GOLD RESERVE EQUITYHOLDERS IN THE UNITED STATES (p.ii)

        The first paragraph under the heading "NOTICE TO GOLD RESERVE EQUITYHOLDERS IN THE UNITED STATES" is hereby amended and restated in its entirety as follows:

"The Offer is being conducted pursuant to the disclosure and other requirements of the United States federal tender offer rules. The Offer is being made for the securities of a Canadian issuer and by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Gold Reserve Equityholders should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies."

ii.     INFORMATION CONCERNING GOLD RESERVE (p.v)

        The first paragraph is hereby amended and restated in its entirety as follows:

"Except as otherwise indicated, the information concerning Gold Reserve contained in the Offer and Circular has been taken from or is based upon publicly available documents and records on file with Canadian and United States securities regulatory authorities and other public sources. Gold Reserve has not reviewed this Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of Gold Reserve contained herein."

iii.   QUESTIONS AND ANSWERS ABOUT THE OFFER (p.1)

        The first paragraph is hereby amended and restated in its entirety as follows:

        "The following are some of the questions with respect to the Offer that you, as a holder of Gold Reserve Equity, may have and the answers to those questions. These questions and answers are not meant to be a substitute for the more detailed description and information contained in the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. Therefore, we urge you to read the entire Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery carefully prior to making any decision regarding whether or not to tender your Gold Reserve Equity. We have included cross-references in this question and answer section to other sections of the Offer and Circular where you will find more complete descriptions of the topics mentioned below. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Glossary below."

iv.    QUESTIONS AND ANSWERS ABOUT THE OFFER (p.1)

        What are some of the significant conditions of the Offer?

        The second bullet point is hereby amended and restated in its entirety as follows:

  "•
  the execution, in form and substance reasonably satisfactory to Rusoro, of a supplemental indenture with respect to the Gold Reserve Notes which excludes the Offer and any Subsequent Acquisition Transaction from the definition of a "Fundamental Change" (as such term is defined in Section 15.01(a) of the Indenture for the Gold Reserve Notes, between Gold Reserve and The Bank of New York); and"

v.      QUESTIONS AND ANSWERS ABOUT THE OFFER (p.3)

        If I also hold Gold Reserve Notes, what happens to them?

        The second paragraph is hereby amended and restated in its entirety as follows:

        "It is a condition of Rusoro's obligation to take up and pay for Gold Reserve Equity properly tendered to the Offer that, prior to the Expiry Time, a supplemental indenture in form and substance reasonably satisfactory to Rusoro, to the Indenture governing the Gold Reserve Notes be executed and effective. This supplemental indenture would exclude the Offer and any second-step Subsequent Acquisition Transaction from the definition of a "Fundamental Change", as such term is defined in the Indenture."

vi.    SUMMARY OF THE OFFER (p.8)

        The first paragraph is hereby amended and restated in its entirety as follows:

        "This summary highlights information more fully discussed elsewhere in the Offer and Circular. Gold Reserve Equityholders are urged to read the more detailed information about Rusoro, the Offer and the Rusoro Shares provided elsewhere in the Offer and Circular and in the documents incorporated by reference. Capitalized terms used in this summary, where not otherwise defined herein, are defined in the Section entitled "Glossary" below."

vii.   SUMMARY OF THE OFFER (p.11)

        Conditions of the Offer

        The second bullet point is hereby amended and restated in its entirety as follows:

  "•
  the execution, in form and substance reasonably satisfactory to Rusoro, of a supplemental indenture with respect to the Gold Reserve Notes which excludes the Offer and any Subsequent Acquisition Transaction from the definition of a "Fundamental Change" (as such term is defined in Section 15.01(a) of the Indenture for the Gold Reserve Notes, between Gold Reserve and The Bank of New York); and"

viii.
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (p.16)

        The first full paragraph is hereby amended and restated in its entirety as follows:

        "The tables set out below include a summary of (i) Rusoro's historical consolidated financial information as at and for the fiscal years ended December 31, 2007 and 2006 and as at and for the nine month periods ended September 30, 2008 and 2007 in both Canadian GAAP and reconciled to U.S. GAAP, (ii) unaudited pro forma consolidated financial information for Rusoro as at and for the nine-month period ended September 30, 2008 in Canadian GAAP, after giving effect to Rusoro's acquisition of all the Gold Reserve Equity pursuant to the Offer and (iii) unaudited pro forma consolidated financial information for Rusoro as at and for the fiscal year ended December 31, 2007 in Canadian GAAP and reconciled to U.S. GAAP, after giving effect to Rusoro's acquisition of all of the Gold Reserve Equity pursuant to the Offer. The historical financial information of Rusoro as at and for the fiscal years ended December 31, 2007 and 2006 has been derived from Rusoro's audited consolidated financial statements, and the historical financial information of Rusoro as at and for the nine month periods ended September 30, 2008 and 2007 has been derived from Rusoro's unaudited interim consolidated financial statements, each of which can be found on SEDAR at www.sedar.com. See note 1 of the unaudited pro forma consolidated financial statements attached as Schedule "A" hereto for information as to how the pro forma consolidated financial statements were derived."

ix.    GLOSSARY (p.22)

        The definition of "Material Adverse Effect" is hereby amended and restated in its entirety as follows:

        ""Material Adverse Effect" means, in respect of any person, any effect, change, event, occurrence or state of facts, that is, or could reasonably be expected to be, material and adverse to the business, properties, assets, liabilities (including any contingent liabilities that may arise through litigation which is outstanding, pending, or overtly threatened in a written communication or otherwise), capitalization, condition (financial or otherwise), operations, licenses, permits, results of operations, prospects, articles, by-laws, rights or privileges of the relevant person, other than any effect, change, event, occurrence or state of facts: (i) relating solely to general political, economic or financial conditions; (ii) relating solely to the state of securities or commodities markets in general; (iii) solely attributable to the announcement of the transactions contemplated herein; (iv) relating solely to the industries in which Gold Reserve and its subsidiaries operate in general; or (v) in applicable Laws or regulations or GAAP."

x.     OFFER (p.25)

        Section 2. Conditions to the Offer

        Paragraph (c) is hereby amended and restated in its entirety as follows:

  "(c)
  no act, action, suit or proceeding shall have been taken or overtly threatened in a written communication or be pending before or by any Governmental Entity or by any elected or appointed public official or private person (including, by any individual, company, firm, group or other entity), whether or not having the force of law, and no law shall have been proposed, amended, enacted, promulgated or applied, in either case:

  (i)
  challenging the Offer or the ability of Rusoro to make or maintain the Offer;

  (ii)
  seeking to prohibit, restrict or impose material limitations or conditions on: (A) the acquisition by, or sale to, Rusoro of any Gold Reserve Equity, (B) the take-up or acquisition of Gold Reserve Equity by Rusoro, (C) the issuance and delivery of Rusoro Shares in consideration for Gold Reserve Equity taken up or acquired by Rusoro, (D) the ability of Rusoro to acquire or hold, or exercise full rights of ownership of, any Gold Reserve Equity, (E) the ownership or operation or effective control by Rusoro of any material portion of the business, property, assets, licenses or permits of Gold Reserve or its affiliates or subsidiaries or to compel Rusoro or its affiliates or subsidiaries to dispose of or hold separate any material portion of the business, property, assets, licenses or permits of Gold Reserve or any of its affiliates or subsidiaries as a result of the Offer, or (F) the ability of Rusoro and its affiliates and subsidiaries to complete any Subsequent Acquisition Transaction;

    (iii)
    seeking to obtain from Rusoro, any of its affiliates or subsidiaries, or any director or officer of any of the foregoing, or from Gold Reserve, any of its affiliates or subsidiaries, or any director or officer of any of the foregoing, any material damages directly or indirectly in connection with the Offer;

    (iv)
    which, if successful, in the reasonable discretion of Rusoro, would be reasonably likely to result in a Material Adverse Effect on Gold Reserve or its affiliates or subsidiaries, taken as a whole, if the Offer was consummated; or

    (v)
    which, if successful, in the reasonable discretion of Rusoro, would make uncertain the ability of Rusoro and its affiliates and subsidiaries to complete any Subsequent Acquisition Transaction;"

        Paragraph (d) is hereby amended and restated in its entirety as follows:

  "(d)
  the valid execution, in form and substance reasonably satisfactory to Rusoro, and the continued effectiveness at the Expiry Time of a supplemental indenture with respect to the Gold Reserve Notes which excludes the Offer and any Subsequent Acquisition Transaction from the definition of a "Fundamental Change" (as such term is defined in Section 15.01(a) of the Indenture) such that Gold Reserve shall have no obligation, as a result of Rusoro's acquisition of Gold Reserve Equity pursuant to the Offer, to make a "Fundamental Change Purchase Offer" (as such term is defined in Section 15.01(a) of the Indenture);"

        Paragraph (f) is hereby amended and restated in its entirety as follows:

  "(f)
  there shall not be in effect or overtly threatened in a written communication any temporary restraining order, preliminary or permanent injunction, cease trade order or other order, decree or judgment issued by any Governmental Entity or other legal restraint or prohibition challenging the Offer or preventing the completion of the Offer or the acquisition of Gold Reserve Equity under the Offer, or any Subsequent Acquisition Transaction and there shall not exist any law, nor shall any law have been proposed, enacted, entered, modified, amended, promulgated or applied, nor shall there be in effect, pending or overtly threatened in a written communication any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Entity or other legal restraint or prohibition which would have the effect of prohibiting, restricting, making illegal or imposing material limitations or conditions on (i) the acquisition by, or sale to, Rusoro of any Gold Reserve Equity, (ii) the take up or acquisition of Gold Reserve Equity by Rusoro, (iii) the issuance and delivery of Rusoro Shares in consideration for Gold Reserve Equity taken up or acquired by Rusoro, (iv) the ability of Rusoro to acquire or hold, or exercise full rights of ownership of, any Gold Reserve Equity, (v) the ownership or operation or effective control by Rusoro of any material portion of the business, property, assets, licenses or permits of Gold Reserve or its affiliates or subsidiaries or to compel Rusoro or its affiliates or subsidiaries to dispose of or hold separate any material portion of the business, property, assets, licenses or permits of Gold Reserve or any of its affiliates or subsidiaries as a result of the Offer, or (vi) the ability of Rusoro and its affiliates and subsidiaries to complete any Subsequent Acquisition Transaction;"

        Paragraph (h) is hereby amended and restated in its entirety as follows:

  "(h)
  Rusoro shall have determined, in its reasonable discretion, that none of the following shall exist or shall have occurred (which has not been cured or waived), or is overtly threatened in a written communication, (i) any property, right, franchise, concession, permit or licence of Gold Reserve or of any of its affiliates or subsidiaries has been or may be impaired or otherwise adversely affected, whether as a result of the making of the Offer, taking up and paying for Gold Reserve Equity deposited under the Offer, the completion of a Subsequent Acquisition Transaction or otherwise, on a basis which might reduce the expected economic value to Rusoro of the acquisition of Gold Reserve or make it inadvisable for Rusoro to proceed with the Offer and/or with taking up and paying for Gold Reserve Equity deposited under the Offer, or (ii) any covenant, term or condition in any of the notes, bonds, mortgages, indentures, licences, leases, contracts, agreements or other instruments or obligations to which Gold Reserve or any of its affiliates or subsidiaries is a party or to which they or any of their properties or assets are subject that might reduce the expected economic value to Rusoro of the acquisition of Gold Reserve or make it inadvisable for Rusoro to proceed with the Offer and/or taking up and paying for Gold Reserve Equity deposited under the Offer, and/or completing a Subsequent Acquisition Transaction (including, but not limited to, any default, right of termination, acceleration, right of first refusal, pre-emptive right, purchase right, loss of control or operatorship, pricing change or other event that might ensue as a result of Rusoro taking up and paying for Gold Reserve Equity deposited under the Offer or completing a Subsequent Acquisition Transaction);"

        Paragraph (j) is hereby amended and restated in its entirety as follows:

  "(j)
  Rusoro shall have determined, in its reasonable discretion, that there does not exist and that there shall not have occurred any change, effect, event, circumstance, occurrence or state of facts, pending or overtly threatened in a written communication, on or after December 12, 2008, that has or may have a Material Adverse Effect on Gold Reserve and its affiliates or subsidiaries, taken as a whole and that the Offer, if consummated, shall not trigger a Material Adverse Effect on Gold Reserve and its affiliates and subsidiaries, taken as a whole and Rusoro shall not have become aware of any change, effect, event, circumstance, occurrence or state of facts, pending or overtly threatened in a written communication, on or after December 12, 2008, that, in the reasonable discretion of Rusoro, has had or may have a Material Adverse Effect on Gold Reserve and its affiliates and subsidiaries, taken as a whole;"

        Paragraph (l) is hereby amended and restated in its entirety as follows:

  "(l)
  there shall not have occurred or been, with respect to (i) only, overtly threatened in a written communication on or after the date of the Offer: (i) any general suspension of trading in, or limitation on prices for, securities on the TSXV, the TSX or the NYSE Alternext; (ii) any change in the general political, market, economic, social or financial market conditions in Canada, the United States or Venezuela that could, in the reasonable discretion of Rusoro, have a Material Adverse Effect on Gold Reserve and its affiliates and subsidiaries, taken as a whole; or (iii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof."

xi.    OFFER (p.28)

        Section 2. Conditions to the Offer

        The last paragraph at page 28 is hereby amended and restated in its entirety as follows:

        "The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any such condition. The Offeror may, in the Offeror's sole discretion, waive any of the foregoing conditions, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time before the Expiry Time of the Offer (except for a condition involving the receipt of governmental approval, which may be asserted at any time). The Offeror reserves the right to withdraw the Offer if, at the Expiry Time, any condition to the Offer remains unsatisfied or has not been waived. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions shall be final and binding on all parties, subject to the right of any party to seek judicial review in accordance with applicable law. In this regard, no determination shall be deemed to be final and binding on the parties unless such determination has been finally determined by a court of competent jurisdiction, with respect to which all appeals have been taken or waived. The foregoing conditions are subject to the Offeror's ongoing disclosure obligations under its Tender Offer Statement on Schedule TO and to the Offeror's notification obligations with respect to changes in the information contained in the Offer and Circular that would reasonably be expected to affect the decision of an Equityholder to accept or reject the Offer, as described in Section 6 of this Offer, "Extensions, Variations and Changes to the Offer"."

xii.   OFFER (p. 33)

  Section 5. Manner of Acceptance
  Determination of Validity

        The first paragraph under the heading "Determination of Validity" at page 33 is hereby amended and restated in its entirety as follows:

        "All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any deposit of Gold Reserve Equity will be determined by the Offeror in its sole discretion, which determination will be final and binding on all parties, subject to the right of any party to seek judicial review in accordance with applicable law. In this regard, no determination shall be deemed to be final and binding on the parties unless such determination has been finally determined by a court of competent jurisdiction, with respect to which all appeals have been taken or waived. The Offeror reserves the absolute right to reject any and all deposits of Gold Reserve Equity determined by it not to be in proper form, or the issue of Rusoro Shares in respect of which may, in the opinion of the Offeror's counsel, be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in any deposit of Gold Reserve Equity. No deposit of Gold Reserve Equity will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Offeror, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties, subject to the right of any party to seek judicial review in accordance with applicable law. In this regard, no determination shall be deemed to be final and binding on the parties unless such determination has been finally determined by a court of competent jurisdiction, with respect to which all appeals have been taken or waived. The Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth herein."

xiii.  OFFER (p. 33)

  Section 5. Manner of Acceptance
  Power of Attorney

        The first paragraph under the heading "Power of Attorney" at page 33 is hereby amended and restated in its entirety as follows:

        "An executed Letter of Transmittal (or, in the case of shares deposited by book-entry transfer by the making of a book-entry transfer into the Depositary's accounts with CDS or DTC, as applicable) irrevocably approves, constitutes and appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Equity covered by the Letter of Transmittal or book-entry transfer (which securities upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the "Purchased Securities"), certain officers of the Offeror and any other person designated by the Offeror in writing (each an "Appointee") as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the depositing Gold Reserve Equityholder with respect to the Purchased Securities. The Letter of Transmittal or the making of a book-entry transfer authorizes an Appointee, in the name and on behalf of such Gold Reserve Equityholder (a) to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of Gold Reserve; (b) for so long as any Purchased Securities are registered or recorded in the name of such Gold Reserve Equityholder (whether or not they are now so registered or recorded), to exercise any and all rights of such Gold Reserve Equityholder including the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms reasonably satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any person or persons as the proxy of such Gold Reserve Equityholder in respect of the Purchased Securities for all purposes including in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Gold Reserve; (c) to execute, endorse and negotiate, for and in the name of and on behalf of such Gold Reserve Equityholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Gold Reserve Equityholder; and (d) to exercise any other rights of a holder of Purchased Securities."

xiv.  OFFER (p. 39)

        Section 8. Right to Withdraw Deposited Gold Reserve Equity

        The first paragraph at page 39 is hereby amended and restated in its entirety as follows:

        "All questions as to form and validity (including time of receipt) of notices of withdrawal will be determined by the Offeror in its sole discretion and such determination will be final and binding, subject to the right of any party to seek judicial review in accordance with applicable law. In this regard, no determination shall be deemed to be final and binding on the parties unless such determination has been finally determined by a court of competent jurisdiction, with respect to which all appeals have been taken or waived. There will be no duty or obligation on the Offeror, the Depositary or any other person to give notice of any defect or irregularity in any notice of withdrawal, and no liability will be incurred by any of them for failure to give such notice."

xv.    OFFER (p.41)

        Section 12. Other Terms of the Offer

        The sixth full paragraph at page 41 is hereby amended and restated in its entirety as follows:

        "The Offeror shall be entitled to make a final and binding determination, subject to the right of any party to seek judicial review in accordance with applicable law, of all questions relating to the interpretation of the Offer (including, without limitation, the satisfaction of the conditions of the Offer), the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer, the validity of any deposit of Gold Reserve Equity, and the validity of any withdrawals of Gold Reserve Equity. In this regard, no determination shall be deemed to be final and binding on the parties unless such determination has been finally determined by a court of competent jurisdiction, with respect to which all appeals have been taken or waived."

xvi.  CIRCULAR (p.42)

        The second paragraph at page 42 is hereby amended and restated in its entirety as follows:

        "The information concerning Gold Reserve contained in the Offer and this Circular, including information incorporated herein by reference, has been taken from or based upon publicly available documents and records on file with Canadian and United States securities regulatory authorities and other public sources. Rusoro has limited means of verifying the accuracy or completeness of any of the information contained herein that is derived from Gold Reserve's publicly available documents or records or whether there has been any failure by Gold Reserve to disclose events that may have occurred or may affect the significance or accuracy of any information."

xvii. CIRCULAR (p.46)

  Section 4. Rationale & Benefits of the Offer
  Conditions of the Offer

        The second bullet point is hereby amended and restated in its entirety as follows:

  "•
  the execution, in form and substance reasonably satisfactory to Rusoro, of a supplemental indenture with respect to the Gold Reserve Notes which excludes the Offer and any Subsequent Acquisition Transaction from the definition of a "Fundamental Change" (as such term is defined in Section 15.01(a) of the Indenture for the Gold Reserve Notes, between Gold Reserve and The Bank of New York); and"

xviii.  CIRCULAR (p. 51)

  Section 5. Purpose of the Offer and Rusoro's Plans for Gold Reserve
  Treatment of Gold Reserve Notes

        The first full paragraph is hereby amended and restated in its entirety as follows:

        "The Offer is subject to several conditions, including the valid execution, in form and substance reasonably satisfactory to Rusoro, and the continued effectiveness at the Expiry Time of a supplemental indenture with respect to the Gold Reserve Notes which excludes the Offer and any Subsequent Acquisition Transaction from the definition of a "Fundamental Change" (as such term is defined in Section 15.01(a) of the Indenture) such that Gold Reserve shall have no obligation, as a result of Rusoro's acquisition of Gold Reserve Equity pursuant to the Offer to make a "Fundamental Change Purchase Offer" (as such term is defined in Section 15.01(a) of the Indenture)."

xix.  CIRCULAR (p. 51)

  Section 5. Purpose of the Offer and Rusoro's Plans for Gold Reserve
  Treatment of Gold Reserve Notes

        The last paragraph under the heading "Treatment of Gold Reserve Notes" at page 51 is hereby amended and restated in its entirety as follows:

        "It is a condition of Rusoro's obligation to take up and pay for Gold Reserve Equity properly tendered to the Offer that, prior to the Expiry Time, in form and substance reasonably satisfactory to Rusoro, a supplemental indenture to the Indenture governing the Gold Reserve Notes be executed and effective. This supplemental indenture would exclude the Offer and any Subsequent Acquisition Transaction from the definition of a "Fundamental Change", as such term is defined in the Indenture."

xx.   CIRCULAR (p. 56)

        Section 7. Summary Historical and Unaudited Pro Forma Consolidated Financial Information

        The first paragraph is hereby amended and restated in its entirety as follows:

        "The tables set out below include a summary of (i) Rusoro's historical consolidated financial information as at and for the fiscal years ended December 31, 2007 and 2006 and as at and for the nine month periods ended September 30, 2008 and 2007 in both Canadian GAAP and reconciled to U.S. GAAP, (ii) unaudited pro forma consolidated financial information for Rusoro as at and for the nine-month period ended September 30, 2008 in Canadian GAAP, after giving effect to Rusoro's acquisition of all the Gold Reserve Equity pursuant to the Offer and (iii) unaudited pro forma consolidated financial information for Rusoro as at and for the fiscal year ended December 31, 2007 in Canadian GAAP and reconciled to U.S. GAAP, after giving effect to Rusoro's acquisition of all of the Gold Reserve Equity pursuant to the Offer. The historical financial information of Rusoro as at and for the fiscal years ended December 31, 2007and 2006 has been derived from Rusoro's audited consolidated financial statements, and the historical financial information of Rusoro as at and for the nine month periods ended September 30, 2008 and 2007 has been derived from Rusoro's unaudited interim consolidated financial statements, each of which can be found on SEDAR at www.sedar.com. See note 1 of the unaudited pro forma consolidated financial statements attached as Schedule "A" hereto for information as to how the pro forma consolidated financial statements were derived."

xxi.  CIRCULAR (p.73)

        Section 19. Certain Canadian Federal Income Tax Considerations

        The fourth paragraph under the heading "Certain Canadian Federal Income Tax Considerations" at page 73 is hereby amended and restated in its entirety as follows:

        "This summary is not intended to be, nor should it be considered to be, legal or tax advice to any particular shareholder. The tax consequences to any particular shareholder will depend on a variety of factors including the shareholder's own particular circumstances. Therefore, all shareholders and all persons affected by the Offer should consult their own tax advisors with respect to their particular circumstances. An advance income tax ruling has not been obtained with respect to the transactions contemplated herein."

xxii. CIRCULAR (p.79)

        Section 20. Certain United States Federal Income Tax Considerations

        The second paragraph under the heading "Certain United States Federal Income Tax Considerations" at page 79 is hereby amended and restated in its entirety as follows:

        "This summary does not address the effects of any state or local taxes, U.S. estate or gift tax consequences, or the tax consequences in jurisdictions other than the United States."

Item 3.  Informational Legends.

        See page ii of the Offer and Circular.

Item 4.  Incorporation of Certain Information by Reference.

        See "Information About Rusoro — Rusoro Documents Incorporated by Reference and Further Information" in Section 8 of the Circular in the Offer and Circular. As required by this Item, the Offer and Circular provides that copies of the documents incorporated therein by reference may be obtained on request without charge from the Corporate Secretary, Rusoro Mining Ltd., Suite 2164, 1055 Dunsmuir Street, Vancouver, British Columbia V7X 1B1, Canada or by telephone at (604) 632-4044.

 PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

        Under the Business Corporations Act (British Columbia), current or former directors or officers of a company or an associated corporation, or any of their heirs and personal or other legal representatives, are eligible to be indemnified by the company (each, an "eligible party").

        A company may indemnify an eligible party against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, certain proceedings incurred in connection with eligible proceedings and certain associated reasonable expenses. In certain circumstances, a company may advance expenses.

        A company must not indemnify an eligible party in certain circumstances, including where the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or where, in proceedings other than civil proceedings, the eligible party did not have reasonable grounds for believing that the eligible party's conduct was lawful. In addition, a company must not indemnify an eligible party in proceedings brought against the eligible party by or on behalf of the company or an associated corporation.

        Under the Articles of Rusoro, and subject to the British Columbia Business Corporations Act, Rusoro must indemnify and advance expenses of a director or former director of Rusoro and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in an eligible proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Rusoro pursuant to the foregoing provisions, Rusoro has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

        The following exhibits have been filed as part of the Registration Statement:

Exhibits	Description
1.1	Offer to Purchase and Circular dated December 15, 2008.*
1.2	Letter of Transmittal.*
1.3	Notice of Guaranteed Delivery.*
1.4	Corrected Offer to Purchase and Circular dated December 15, 2008.*
4.1	Annual Information Form for the year ended December 31, 2007 dated December 12, 2008.*
4.2
Audited Consolidated Financial Statements, including the notes thereon, and together with the auditors' report, as at December 31, 2007 and 2006 and for each of the years in the two-year period ended December 31, 2007, reconciled to U.S. GAAP.*
4.3	Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2007.*
4.4	Management Information Circular dated August 8, 2008 for Rusoro's 2008 Annual Meeting of Shareholders held on September 12, 2008.*
4.5
Unaudited Interim Consolidated Financial Statements, including the notes thereon, as at September 30, 2008 and December 31, 2007 and for the three months and the nine months ended September 30, 2008 and 2007, reconciled to U.S. GAAP.*
4.6	Management's Discussion and Analysis of Financial Condition and Results of Operations as at September 30, 2008 and for the three months and the nine months ended September 30, 2008.*
4.7
Material change report dated July 20, 2008 announcing Rusoro's partnering with the Venezuelan Government for gold mining opportunities and the completion of the acquisition of the Hecla-Venezuela assets, being the Block B — Isidora mining leases and the La Camorra mill facility in Bolivar State, Venezuela.*
4.8	Material change report dated July 11, 2008 announcing the grant by Rusoro of 4,160,000 incentive stock options to directors, officers, employees and consultants.*
4.9	Material change report dated July 11, 2008 announcing the grant by Rusoro of an additional 12,125,000 incentive stock options to directors, officers, employees and consultants.*
4.10	Material change report dated June 29, 2008 announcing the closing of the second tranche of its financing to acquire certain Venezuelan assets of Hecla Mining Company.*
4.11
Material change report dated June 20, 2008 announcing that Peter Hambro Mining Plc. has agreed to make an investment in Rusoro and its affiliates as part of its senior securities exchangeable loan, with the remainder of the loan being funded by a syndicate.*
4.12	Material change report dated June 2, 2008 announcing previously unreleased drill results for all outstanding holes from 2007 and additional results from the first quarter of 2008.*
4.13
Material change report dated May 26, 2008 announcing the appointment of Mr. Matias Herrero as Vice President Finance and the appointment of Gary Warnecke as interim Chief Financial Officer as of May 15, 2008.*
4.14	Press Release, dated December 15, 2008 relating to the launch of the Offer.*
4.15	Form 51-102F4 Business Acquisition Report (amended and restated) dated February 13, 2008 in respect of the Gold Fields Netherlands Services B.V. Business Combination.*
4.16	Investor Presentation.*

Exhibits	Description
4.17	Notice of Offer to Purchase all of the outstanding Gold Reserve Equity of Gold Reserve Inc. by Rusoro Mining Ltd.*
4.18	Information Agent Line Brief.*
4.19	Press Release, dated December 15, 2008 relating to the launch of the Offer.*
4.20	Press Release, dated December 16, 2008 relating to Rusoro's commitment to its bid for Gold Reserve.*
4.21	CDS Lock Box Notice.*
4.22	Press Release, dated December 18, 2008, relating to Rusoro's commitment to defending against Gold Reserve's claim.*
4.23	Press Release, dated December 19, 2008, relating to Rusoro's gold production at Choco 10.*
4.24	Script pertaining to Business News Network interview of George Salamis.*
4.25	Press Release, dated December 19, 2008, relating to Rusoro's mailing of bid documents to Gold Reserve shareholders and amended filing.*
4.26	Material change report dated December 23, 2008, announcing results of operations for Rusoro's Choco 10 and Isidora mines.*
4.27
Press Release, dated December 29, 2008 relating to Gold Reserve management's continued attempt to disenfranchise its own shareholders (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on December 29, 2008).
4.28
Press Release, dated January 5, 2009 relating to Rusoro's response to Gold Reserve's Director's Circular and ongoing defensive tactics (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on January 5, 2009).
4.29
Press Release, dated January 14, 2009 relating to Rusoro's record gold production, record low cash costs for Q4, and receipt of a required permit for the Increible 6 mine (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on January 14, 2009).
4.30	Amended Information Line Brief (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on January 14, 2009).
5.1	Consent of Blake, Cassels & Graydon LLP.*
5.2	Consent of Anfield Sujir Kennedy & Durno.*
5.3	Consent of Grant Thornton LLP.*
5.4	Consent of Espineira, Sheldon y Asociados.*
5.5	Consent of Neil G. Gow, B.Sc. (Hons.), P.Geo.*
5.6	Consent of William E. Roscoe, Ph.D., P. Eng.*
5.7	Consent of Dave Laudrum, P.Geo.*
5.8	Consent of Mr. Gregory Smith, P.Geo.*
5.9	Consent of Robert J. Leader, P. Eng.*
5.10	Consent of Ian R. Ward, P. Eng.*
5.11	Consent of Luke Evans, M.Sc., P. Eng.*
5.12	Consent of John Zbeetnoff, P. Geo.*
5.13	Consent of John Perry, P. Geo.*
5.14	Consent of Christopher Jacobs, C. Eng.*

Exhibits	Description
5.15	Consent of Christopher R. Latanzi, P. Eng.*
5.16	Consent of Scott Wilson Roscoe Postle Associates Inc.*
5.17	Consent of Micon International Limited.*
24	Powers of attorney authorizing certain signatories to execute this Form F-10.*
*
Previously filed.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        Rusoro undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission ("Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrently with the filing of the initial Registration Statement on Form F-10, Rusoro filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 3 on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Country of United Kingdom, on January 14, 2009.

RUSORO MINING LTD. (Registrant)
By:	/s/ ANDRE AGAPOV Andre Agapov Chief Executive Officer

III-2

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form F-10 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date Signed

/s/ ANDRE AGAPOV Andre Agapov		Chief Executive Officer and Director (principal executive officer)	January 14, 2009
/s/ GARY WARNEKE Gary Warneke		Interim Chief Financial Officer (principal financial officer and principal accounting officer)	January 14, 2009
/s/ GEORGE SALAMIS George Salamis		President and Director	January 14, 2009
* Vladamir Agapov		Chairman of the Board	January 14, 2009
* Jay M. Kaplowitz		Director	January 14, 2009
* Abraham Stein		Director	January 14, 2009
* Dmitry Ushakov		Director	January 14, 2009
* John Reynolds		Director	January 14, 2009
* Peter Hediger		Director	January 14, 2009
* Gordon Keep		Director	January 14, 2009
*By:	/s/ ANDRE AGAPOV Andre Agapov Attorney in Fact

III-3

 AUTHORIZED REPRESENTATIVE
IN THE UNITED STATES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that he is the duly authorized United States representative of Rusoro Mining Ltd. and has duly caused this Amendment No. 3 on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of January 2009.

GERSTEN SAVAGE LLP
By:	/s/ JOHN H. RILEY John H. Riley, Esq.

III-4

 EXHIBITS

Exhibits	Description
1.1	Offer to Purchase and Circular dated December 15, 2008.*
1.2	Letter of Transmittal.*
1.3	Notice of Guaranteed Delivery.*
1.4	Corrected Offer to Purchase and Circular dated December 15, 2008.*
4.1	Annual Information Form for the year ended December 31, 2007 dated December 12, 2008.*
4.2
Audited Consolidated Financial Statements, including the notes thereon, and together with the auditors' report, as at December 31, 2007 and 2006 and for each of the years in the two-year period ended December 31, 2007, reconciled to U.S. GAAP.*
4.3	Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2007.*
4.4	Management Information Circular dated August 8, 2008 for Rusoro's 2008 Annual Meeting of Shareholders held on September 12, 2008.*
4.5
Unaudited Interim Consolidated Financial Statements, including the notes thereon, as at September 30, 2008 and December 31, 2007 and for the three months and the nine months ended September 30, 2008 and 2007, reconciled to U.S. GAAP.*
4.6	Management's Discussion and Analysis of Financial Condition and Results of Operations as at September 30, 2008 and for the three months and the nine months ended September 30, 2008.*
4.7
Material change report dated July 20, 2008 announcing Rusoro's partnering with the Venezuelan Government for gold mining opportunities and the completion of the acquisition of the Hecla-Venezuela assets, being the Block B — Isidora mining leases and the La Camorra mill facility in Bolivar State, Venezuela.*
4.8	Material change report dated July 11, 2008 announcing the grant by Rusoro of 4,160,000 incentive stock options to directors, officers, employees and consultants.*
4.9	Material change report dated July 11, 2008 announcing the grant by Rusoro of an additional 12,125,000 incentive stock options to directors, officers, employees and consultants.*
4.10	Material change report dated June 29, 2008 announcing the closing of the second tranche of its financing to acquire certain Venezuelan assets of Hecla Mining Company.*
4.11
Material change report dated June 20, 2008 announcing that Peter Hambro Mining Plc. has agreed to make an investment in Rusoro and its affiliates as part of its senior securities exchangeable loan, with the remainder of the loan being funded by a syndicate.*
4.12	Material change report dated June 2, 2008 announcing previously unreleased drill results for all outstanding holes from 2007 and additional results from the first quarter of 2008.*
4.13
Material change report dated May 26, 2008 announcing the appointment of Mr. Matias Herrero as Vice President Finance and the appointment of Gary Warnecke as interim Chief Financial Officer as of May 15, 2008.*
4.14	Press Release, dated December 15, 2008 relating to the launch of the Offer.*
4.15	Form 51-102F4 Business Acquisition Report (amended and restated) dated February 13, 2008 in respect of the Gold Fields Netherlands Services B.V. Business Combination.*
4.16	Investor Presentation.*
4.17	Notice of Offer to Purchase all of the outstanding Gold Reserve Equity of Gold Reserve Inc. by Rusoro Mining Ltd.*
4.18	Information Agent Line Brief.*

Exhibits	Description
4.19	Press Release, dated December 15, 2008 relating to the launch of the Offer.*
4.20	Press Release, dated December 16, 2008 relating to Rusoro's commitment to its bid for Gold Reserve.*
4.21	CDS Lock Box Notice.*
4.22	Press Release, dated December 18, 2008, relating to Rusoro's commitment to defending against Gold Reserve's claim.*
4.23	Press Release, dated December 19, 2008, relating to Rusoro's gold production at Choco 10.*
4.24	Script pertaining to Business News Network interview of George Salamis.*
4.25	Press Release, dated December 19, 2008, relating to Rusoro's mailing of bid documents to Gold Reserve shareholders and amended filing.*
4.26	Material change report dated December 23, 2008, announcing results of operations for Rusoro's Choco 10 and Isidora mines.*
4.27
Press Release, dated December 29, 2008 relating to Gold Reserve management's continued attempt to disenfranchise its own shareholders (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on December 29, 2008).
4.28
Press Release, dated January 5, 2009 relating to Rusoro's response to Gold Reserve's Director's Circular and ongoing defensive tactics (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on January 5, 2009).
4.29
Press Release, dated January 14, 2009 relating to Rusoro's record gold production, record low cash costs for Q4, and receipt of a required permit for the Increible 6 mine (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on January 14, 2009).
4.30	Amended Information Line Brief (incorporated herein by reference to Rusoro's filing pursuant to Rule 425 filed with the Commission on January 14, 2009).
5.1	Consent of Blake, Cassels & Graydon LLP.*
5.2	Consent of Anfield Sujir Kennedy & Durno.*
5.3	Consent of Grant Thornton LLP.*
5.4	Consent of Espineira, Sheldon y Asociados.*
5.5	Consent of Neil G. Gow, B.Sc. (Hons.), P.Geo.*
5.6	Consent of William E. Roscoe, Ph.D., P. Eng.*
5.7	Consent of Dave Laudrum, P.Geo.*
5.8	Consent of Mr. Gregory Smith, P.Geo.*
5.9	Consent of Robert J. Leader, P. Eng.*
5.10	Consent of Ian R. Ward, P. Eng.*
5.11	Consent of Luke Evans, M.Sc., P. Eng.*
5.12	Consent of John Zbeetnoff, P. Geo.*
5.13	Consent of John Perry, P. Geo.*
5.14	Consent of Christopher Jacobs, C. Eng.*
5.15	Consent of Christopher R. Latanzi, P. Eng.*
5.16	Consent of Scott Wilson Roscoe Postle Associates Inc.*
5.17	Consent of Micon International Limited.*
24	Powers of attorney authorizing certain signatories to execute this Form F-10.*

*
Previously filed.

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
  Item 1. Home Jurisdiction Document.
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
  EXHIBITS